EXHIBIT 99.1

For Immediate Release

C&F Financial Corporation

Wednesday, August 20, 2003

Contact:	Tom Cherry, Senior Vice President & CFO

(804) 843-2360

C&F Financial Corporation Announces

Quarterly Dividend

West Point, VA — (NASDAQ:CFFI), The directors of C&F Financial Corporation declared a cash dividend at their August board meeting. A regular dividend of $.18 per share is payable October 1, 2003 to shareholders of record on September 15, 2003.

C&F Financial Corporation operates twelve retail bank branches located throughout the Williamsburg to Richmond corridor in Virginia through its Citizens and Farmers Bank subsidiary and its division, Citizens and Commerce Bank. The company provides mortgage and title services through C&F Mortgage Corporation’s eleven offices and offers full investment services through its subsidiary C&F Investment Services, Inc. On September 1, 2002, the company purchased Moore Loans, Inc. Moore Loans is a regional finance company with three offices providing automobile loans in Richmond, Roanoke, Hampton Roads and portions of eastern Tennessee.

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